SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): May 28, 2003

                       High Country Financial Corporation
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             (Exact name of registrant as specified in its charter)



   North Carolina                      000-1177182             01-0731354
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(State or other jurisdiction      (Commission File No.)        (IRS Employer
  of incorporation)                                         Identification No.)




                               149 Jefferson Road
                           Boone, North Carolina 28607
                           ---------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code: (828) 265-4333
                                                    --------------


                                       N/A
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          (Former name or former address, if changed since last report)


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


                       High Country Financial Corporation
                                      INDEX




                                                                           Page
                                                                           ----

Item 7 - Exhibits                                                           3

Item 9 -  Regulation FD Disclosure                                          3

Signatures                                                                  4

Exhibit 99(a)  Joint Press Release of High Country Financial Corporation
         and Yadkin Valley Bank and Trust Company, dated May 28, 2003       5

                                       2

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Item 7. Financial Statements and Exhibits

     (c)  Exhibits

     (99)(a) Joint Press Release of the Registrant and Yadkin Valley Bank and Trust Company, dated May 28, 2003

Item 9. Regulation FD Disclosure

     On May 28, 2003, High Country Financial Corporation ("High Country") and Yadkin Valley Bank and Trust Company ("Yadkin Valley") announced that the two community banks have reached a tentative agreement whereby Yadkin Valley will acquire High Country. The proposed transaction is subject to negotiation and execution of a definitive agreement, approval of the shareholders of both High Country Financial Corporation and Yadkin Valley Bank and Trust Company, approval by Federal and State regulatory authorities and other conditions customary for transactions of this type.

     The news of this  event was  released  on May 28,  2003,  as  evidenced  by
Exhibit 99(a) to this Form 8-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HIGH COUNTRY FINANCIAL CORPORATION


Date: May 28, 2003                           By: /s/ John M. Brubaker
                                             -----------------------------------
                                             John M. Brubaker, President and
                                             Chief Executive Officer

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                                  EXHIBIT INDEX


     Exhibit No.                Description
     -----------                -----------

     (99)(a) Joint Press Release of the Registrant and Yadkin Valley Bank and Trust Company, dated May 28, 2003


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                                  Exhibit 99(a)

THE FOLLOWING IS A JOINT PRESS RELEASE ISSUED BY YADKIN VALLEY BANK AND TRUST and HIGH COUNTRY Bank ON MAY 28, 2003

Press Release - For Immediate Release

For Further Information Contact:
--------------------------------

Mr. William A. Long                                  Mr. John M. Brubaker
President and CEO                                    President and CEO
Yadkin Valley Bank and Trust Company                 High Country Bank
Post Office Box 888                                  149 Jefferson Road
Elkin, NC  28621-0888                                Boone, NC 28607-2478
(336) 526-6300                                       (828) 265-4333


                    YADKIN VALLEY BANK AND TRUST COMPANY AND
                   HIGH COUNTRY BANK ANNOUNCE INTENT TO MERGE


Elkin and Boone, North Carolina, May 28, 2003 - William A. Long, President and CEO of Yadkin Valley Bank and Trust Company (Nasdaq: YAVY), and John M. Brubaker, President and CEO of High Country Financial Corporation, and its subsidiary, High Country Bank (OTC Bulletin Board: HGCF and HGCFU), today announced that the two community banks have reached a tentative agreement whereby Yadkin Valley will acquire High Country. The proposed merger will result in a banking franchise with total assets of approximately $830 million, deposits of approximately $698 million, and capital of approximately $82 million and 18 full service banking offices in central and northwestern North Carolina.

In the proposed transaction, High Country shareholders would receive either $24.30 in cash or 1.35 shares of Yadkin Valley common stock (subject to adjustment based on an average closing price of Yadkin Valley common stock) for each share of High Country common stock owned; provided that ten percent of the High Country shares are converted into cash. At Yadkin Valley's recent market value, the total consideration to be issued to High Country's shareholders has a value of $34.5 million or 2.2X High Country's stockholders' equity as of March 31, 2003. In addition, the outstanding options and warrants to purchase High Country common stock may be surrendered upon closing of the merger, with their holders receiving cash equal to the difference between the exercise price of the options and warrants and $24.30. Yadkin Valley anticipates that the transaction will cause less than 1% dilution to Yadkin's diluted earnings per share in the first year of combined operations and accretion to diluted earnings per share thereafter.

After the merger, it is anticipated that High Country Bank's offices in Watauga County will continue to operate as "High Country Bank, a division of Yadkin Valley Bank and Trust Company." Upon closing, John Brubaker, President and CEO

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of High Country Bank, will assume responsibilities as one of three Regional
Presidents for the combined institution. The transaction is subject to negotiation and execution of a definitive agreement, approval of the shareholders of both High Country Financial Corporation and Yadkin Valley Bank, approval by Federal and State regulatory authorities, and other conditions customary for transactions of this type.

Commenting on the proposed merger, Bill Long stated, "We are delighted to have this opportunity to expand our franchise further into western North Carolina. This merger combines two community bank organizations that share a common operating philosophy and dedication to delivering quality customer service and shareholder value. Both organizations agree that the key to banking success is building loyal, long-term, financial relationships with our customers. We look forward to John Brubaker and his dedicated staff becoming a part of Yadkin Valley Bank and continuing their fine service to western North Carolina's communities." Long added, "We are confident that the financial impact of the proposed merger on our shareholders will be quickly positive. High Country is experiencing rapidly increasing profitability, and, in our analysis of the transaction, we have assumed very conservative estimates of merger-related cost savings, less than 5% of High Country's noninterest expenses in the first year of combined operations."

High Country's John Brubaker added "We are excited about the prospects for our combined institution. We look forward to serving our combined markets, customers and shareholders. Yadkin Valley has long been known as one of the finest community banks in North Carolina and the country. We expect our customers, staff and shareholders will be pleased with the results of this combination."

Yadkin Valley Bank is a community bank with $656 million in assets as of March 31, 2003. In addition to its main office located in Elkin, North Carolina, it operates offices in Jefferson and West Jefferson (Ashe County), Wilkesboro and North Wilkesboro (Wilkes County), Elkin (Surry County), and East Bend and Jonesville (Yadkin County) under the Yadkin Valley Bank name. It also operates offices in Statesville and Mooresville (Iredell County), and Cornelius and Huntersville (Mecklenburg County) under the assumed name "Piedmont Bank".

High Country Bank, the operating subsidiary of High Country Financial Corporation, was chartered in November 1998, and had total assets of $174 million as of March 31, 2003. It operates three offices in Boone (Watauga County) and two offices in West Jefferson (Ashe County).

The Carson Medlin Company served as financial advisor to Yadkin Valley. Smith Capital will be providing the fairness opinion for High Country. The parties anticipate that the merger will close in the fourth quarter of 2003.

This document contains Forward-Looking Statements that are subject to risks and uncertainties. These Forward-Looking Statements include information about possible or assumed future results of our operations. When we use any of the words "believes", "expects", "anticipates", "confident" or similar expressions, we are making Forward-Looking Statements. Many possible events or factors could affect the future financial results and performance of the combined company.

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This could cause results or performance to differ materially from those expressed in our Forward-Looking Statements. You should consider these risks. These possible events or factors include the following: the merger may not be consummated; the banks may not be able to effectively merge the operations so as to achieve economies of scale; and our customer base may not remain loyal as a result of the merger.

                                *end of release*

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